Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment to Registration Statement No. 002-93601 on Form N–1A of our reports dated September 10, 2020 relating to the financial statements and financial highlights of Fidelity Series Real Estate Income Fund, and our reports dated September 14, 2020 relating to the financial statements and financial highlights of Fidelity Real Estate Income Fund, Fidelity Series Small Cap Opportunities Fund, Fidelity OTC Portfolio, and Fidelity OTC K6 Portfolio, and our reports dated September 15, 2020, relating to the financial statements and financial highlights of Fidelity Blue Chip Growth K6 Fund, Fidelity Blue Chip Growth Fund, Fidelity Flex Large Cap Growth Fund, and Fidelity Series Blue Chip Growth Fund each a fund of Fidelity Securities Fund Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Securities Fund for the year ended July 31, 2020, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 21, 2020